UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 23, 2015
Date of Report (Date of earliest event reported)

ENERGY TRANSFER PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3738 Oak Lawn Avenue
Dallas, TX 75219
(Address of principal executive offices)

(214) 981-0700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
Contribution Agreement for Sale of Interest in Sunoco, LLC
As previously reported, on March 23, 2015, Energy Transfer Partners, L.P. (“ETP”) entered into a Contribution Agreement (the “Contribution Agreement”) with Sunoco LP (“Sunoco LP”), Sunoco, LLC (the “Company”), and ETP Retail Holdings, LLC (“ETP Retail”). Pursuant to the terms of the Contribution Agreement, Sunoco LP agreed to acquire from ETP Retail 31.58% of the issued and outstanding membership interests in the Company (the “Membership Interests”) (the “Transaction”). Pursuant to the terms of the Contribution Agreement, ETP has agreed to guarantee all of the obligations of ETP Retail under the Contribution Agreement.
The Company is primarily engaged in the wholesale distribution of motor fuels across more than 26 states throughout the East Coast and Southeast regions of the United States from Maine to Florida and from Florida to Louisiana. The Company purchases motor fuel through its supply and trading group primarily from independent refiners and major oil companies, along with other major market participants, and distributes it to (i) Sunoco Inc. for resale at its approximately 440 company-operated Sunoco and APlus branded convenience stores and other retail fuel outlets, primarily in the East Coast and Southeast regions of the United States; (ii) 882 Sunoco branded dealer locations pursuant to long-term fuel supply agreements; (iii) other wholesale distributors of Sunoco branded fuel to an additional 3,640 independently operated third-party retail fuel outlets; and (iv) approximately 400 other commercial customers on a spot or short-term contract basis. The Company also receives rental income from approximately 425 properties that it leases or subleases to third-party operators and receives income from the manufacture and sale of race fuels from its Marcus Hook, Pennsylvania manufacturing plant.
Subject to the terms and conditions of the Contribution Agreement, at the closing of the Transaction, Sunoco LP will pay ETP Retail approximately $775.0 million in cash (the “Cash Consideration”) and issue to ETP Retail approximately $40.8 million of common units (“Common Units”) representing limited partner interests of Sunoco LP, based on the five-day volume weighted average price of Sunoco LP’s common units as of March 20, 2015 (collectively with the Cash Consideration, the “Contribution Consideration”). The Common Units to be issued to ETP Retail as part of the Contribution Consideration will be issued and sold in a private transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).
Under the Contribution Agreement, it is a condition to the closing of the Transaction that Sunoco LP incur a new and separate borrowing (the “Contribution Debt”) that will be used by Sunoco LP to fund the Cash Consideration under the Contribution Agreement and pay certain other expenses or disbursements directly related to the closing of the Contribution Agreement. The Contribution Agreement provides that at the closing of the Transaction, (i) ETP Retail will enter into a guarantee of collection (the “Guarantee of Collection”) with Sunoco LP, pursuant to which ETP Retail will provide a guarantee of collection to Sunoco LP with respect to the payment of the principal amount of the Contribution Debt and (ii) each of Sunoco, Inc. (R&M) (“Sunoco R&M”) and Atlantic Refining & Marketing Corp. (“Atlantic Refining” and, together with Sunoco R&M, the “Support Providers”), each an indirect wholly-owned subsidiary of ETP, will enter into a separate support agreement (the “Support Agreements”) with ETP Retail and Sunoco LP, pursuant to which the applicable Support Provider will agree to provide contingent residual support to ETP Retail with respect to ETP Retail’s obligations under the Guarantee of Collection to support the payment of the Contribution Debt, subject to a cap equal, in the case of each of the Support Providers, to the amount of Cash Consideration distributed to such Support Provider by ETP Retail.
The Contribution Agreement contains customary representations and warranties, indemnification obligations and covenants by the parties. The Contribution Agreement may be terminated by Sunoco LP or ETP Retail if the Transactions shall not have been consummated on or prior to July 23, 2015, which such date may be extended by ETP Retail by up to 90 days in certain circumstances. Consummation of the Transaction is expected to occur in April 2015 and is subject to customary closing conditions. There can be no assurance that all of the closing conditions will be satisfied or that anticipated benefits of the Transaction will be realized.

Sunoco GP LLC, the general partner of Sunoco LP (the “Sunoco General Partner”), holds a non-economic general partner interest in Sunoco LP. ETP (i) indirectly owns Common Units and subordinated units representing an approximately 42.8% limited partner interest in Sunoco LP, (ii) indirectly owns the general partner interest in Sunoco LP through ETP’s ownership of the Sunoco General Partner and (iii) directly owns 100% of the outstanding incentive distribution rights in Sunoco LP. ETP Retail is an indirect wholly owned subsidiary of ETP.
The above descriptions have been included to provide investors and security holders with information regarding the terms of the Contribution Agreement. They are not intended to provide any other factual information about Sunoco LP, the Company, ETP Retail, ETP or their respective subsidiaries, affiliates or equity holders. The representations, warranties and covenants contained in the Contribution Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Contribution Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other as a way of allocating contractual risk between them that differ from those applicable to investors. Moreover, the subject matter of the representations and warranties are subject to more recent developments. Accordingly, investors should be aware that these representations, warranties and covenants or any description thereof alone may not describe the actual state of affairs of Sunoco LP, the Company, ETP Retail, ETP or their respective subsidiaries, affiliates or equity holders as of the date they were made or at any other time.
In accordance with General Instruction B.2 of Form 8-K, the information set forth in this report is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
This report includes certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in ETP’s Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. ETP does not undertake any obligation to update or revise any forward-looking statement to reflect new information or events.

Item 8.01. Other Events.

To the extent required, the information included in Item 7.01 of this Form 8-K is incorporated into this Item 8.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.
By: Energy Transfer Partners GP, L.P., its general partner

By: Energy Transfer Partners, L.L.C., its general partner

Date: March 27, 2015	/s/ Thomas P. Mason Thomas P. Mason Senior Vice President, General Counsel and Secretary